77Q(a) Any material amendments to the registrant's charter or by-laws

Riched20 5.40.11.2210;Certificate of Establishment and Designation for Janus Risk-Managed Stock Fund is incorporated herein by reference to Exhibit 1(ee) to Post-Effective Amendment No. 105 to Janus Investment Fund's registration statement on Form N-1A, filed on December 13, 2002, Accession number 0001035704-02-000630 (File No. 2-34393).

Certificate of Re-Designation of Janus Strategic Value Fund is incorporated here by reference to Exhibit 1(hh) to Post-Effective Amendment No. 107 to Janus Investment Fund's registration statement on Form N-1A, filed on February 28, 2003, Accession number 0001035704-03-000149 (File No. 2-34393).

Amended and Restated Agreement and Declaration of Trust, dated March 18, 2003, is incorporated herein by reference to Exhibit 1(ii) to Post-Effective Amendment No. 109 to Janus Investment Fund's registration statement on Form N-1A, filed on April 17, 2003, Accession number 0001035704-03-000235 (File No. 2-34393).

Third Amendment to the Bylaws is incorporated herein by reference to Exhibit 2(d) to Post-Effective Amendment No. 105 to Janus Investment Fund's registration statement on Form N-1A, filed on December 13, 2002, Accession number 0001035704-02-000630 (File No. 2-34393).